1987 EMPLOYEE INCENTIVE STOCK OPTION PLAN

                               RHOMED INCORPORATED

Article 1  -  Purpose
        The Employee Incentive Stock Option Plan (the "Employee Plan") is intended to advance the interests of RhoMed Incorporated (the "Company") and its shareholders by providing an employment incentive, to retain in the employ of the Company persons of training, experience, and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company.

Article 2  -  Definitions
        As used in this document, the following terms have the meanings stated unless the context clearly indicates to the contrary:
        2.1 "Board" shall mean the Board of Directors of the Company. 2.2 "Committee" shall mean the body administering the Employee Plan, which shall be the Compensation Committee of the Board, and if no Compensation Committee has been established, it shall mean the Board.
        2.3 "Company" shall mean RhoMed Incorporated.
        2.4 "Option" shall mean an option to purchase Stock granted pursuant to the provisions of this Employee Plan.
        2.5 "Optionee" shall mean an employee to whom an Option has been granted under this Employee Plan.
        2.6 "Employee Plan" shall mean this Employee Incentive Stock Option Plan, the terms of which are set forth herein.
        2.7 "Stock" shall mean the Common Stock of the Company.
        2.8 "Stock Option Agreement" shall mean the agreement between the Company and an employee pursuant to the Employee Plan.
        2.9 "Eligible Employee" shall mean any full time employee of the Company as defined by the Company's personnel policies.

Article 3 - Administration of Employee Plan
        The Employee Plan shall be administered by the Board or by the Committee, being a committee appointed by the Board. If the Employee Plan is administered by the Committee, it shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Employee Plan, to determine the individuals to whom and the time or times at which options shall be granted and the number of shares and purchase price of Common Stock covered by each option; to construe and interpret the Employee Plan; to determine the terms and provisions of the Stock Option Agreements, which need not be identical, including, but without limitation, terms covering the payment of the option price; and to make all other determinations and take all other actions deemed necessary or advisable for the

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proper  administration of the plan. All such actions and determinations shall be conclusively binding for all purposes and upon all persons.

Article 4  -  Grant of Options
        The Committee is hereby authorized by majority vote of its members to issue Options from time to time on the Company's behalf to any one or more persons who at the date of such grant are full-time employees of the Company. Any Option granted under this Employee Plan shall be granted within ten years from the date hereof.

Article 5  -  Amount of Stock
        The aggregate amount of Stock which may be purchased pursuant to options granted under this Employee Plan shall be 750,000 shares of the Company's Stock, which is Common Stock, no par value.

Article 6  -  Limitation
        Options shall not be granted under this Employee Plan, which first become exercisable in any calendar year and which permit the optionee to purchase Stock of the Company having an aggregate value in excess of one hundred thousand dollars ($100,000), determined at the time of the grant of the Options. No optionee may exercise options during a calendar year for the purchase of shares having an aggregate fair market value (determined at the time of the grant of the options) exceeding one hundred thousand dollars ($100,000), except and to the extent that such options were first exercisable in preceding calendar years.

Article 7  -  Nontransferability
        The terms of any Option granted under this Employee Plan shall include a provision making such Option nontransferable by the Optionee, except upon death, and exercisable during the Optionee's lifetime only by the Optionee.

Article 8  -  Terms and Conditions of Options
        Any Option granted pursuant to this Employee Plan shall contain provisions, established by the Committee, setting forth the manner of exercise of such Option. Such Stock Option Agreement shall be in writing, executed by the Company and the applicable officer or independent contractor, and be in such form as the Committee may from time to time approve, subject to the following limitations and conditions:
        8.1 Option Price. The purchase price for a share of the Stock subject to any Option granted hereunder shall be not less than the fair market value of the Stock on the date of the grant of the Option, said fair market value to be determined in good faith at the time of grant of such Option by decision of the Committee; provided, however, that in the case of an Option granted to any person then owning more than ten percent (10%) of the voting power of all classes of the Company's stock, the purchase price per share of the stock subject to Option shall be not less than one hundred ten percent (110%) of the fair market value of the stock on the date of grant of the Option, determined in good faith as aforesaid.

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        8.2 Period of Option.  The expiration date of each option shall be fixed by the Committee, but, notwithstanding any provision of the Employee Plan to the contrary, such expiration date shall not be more than ten years from the date of grant. In no event, however, shall any Option granted to a person then owning more than ten percent (10%) of the voting power of all classes of the Company's Stock be exercisable by its terms after the expiration of five years from the date of the grant thereof.
        8.3 Vesting of Shareholder Rights. Neither an optionee nor his successor shall have any of the rights of a shareholder of the Company until the certificates evidencing the shares purchased are properly delivered to such optionee or his successor.
        8.4 Exercise of Option. An option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.
        8.5 Nontransferability of Option. No option shall be transferable or assignable by an optionee, otherwise than by will or the laws of descent and distribution and each option shall be exercisable, during the optionee's lifetime, only by him. No option shall be pledged or hypothecated in any way and no option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.
        8.6 Limitations on Exercise of Option Rights. The optionee must remain in the continuous employment of the Company for one year from the date the option is granted before any part thereof or right thereunder may be exercised. Thereafter, the option may be exercisable in whole or installments, as determined by the Committee at the time the option is granted.
        8.7   Termination  of  Employment  or  Contractual   Arrangement.   Upon
termination of an optionee's employment with the Company or with any of its subsidiaries (except if such termination be by reason of death or permanent and total disability), his option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination. The granting of an option to an eligible person does not alter in any way the Company's existing rights to terminate such person's employment at any time for any reason, nor does it confer upon such person any rights or privileges except as specifically provided for in the Employee Plan.
        8.8 Termination by Permanent and Total Disability. Upon termination of an optionee's employment with the Company or with any of its subsidiaries by reason of permanent and total disability, his option privileges shall be limited to the shares which were immediately purchasable by him at the date of such termination.
        8.9 Death of Optionee. If an optionee dies while in the employ of the Company, his option privileges shall be limited to the shares which were immediately purchasable by him at the date of death.

Article 9  -  Adjustments
        9.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares

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as to which outstanding options, or portions thereof then unexercised,  shall be exercisable, to the end that the proportionate interest of the holder of the option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the option price per share.
        9.2 In the event of the dissolution or liquidation of the Company, any option granted under the Employee Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days' written notice of the date so fixed shall be given to each optionee and each optionee shall have the right during such period to exercise his option as to all or any part of the shares covered thereby including shares as to which such option would not otherwise be exercisable by reason of an insufficient lapse of time.
        9.3 In the event of a Reorganization (as hereafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then:
               9.3.1  If  there  is  no  plan  or   agreement   respecting   the
Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall take such action, and the options shall terminate, as provided in Article 9.2; or
               9.3.2  If  there  is  a  Reorganization   Agreement  and  if  the
Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised stock options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised stock options (and shall adjust the shares remaining under the Employee Plan which are then available to be optioned under the Employee Plan, if the Reorganization Agreement makes specific provision therefor) in an manner not inconsistent with the provisions of the Reorganization Agreement for the adjust change, conversion or exchange of such stock and such options.
               9.3.3 The term "Reorganization" as used in Article 9.3 and its subparts shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.
        9.4 Adjusts and determinations made under this Article 9 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.

Article 10  -  Restrictions on Issuing Shares
        The exercise of each option shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any shares otherwise deliverable upon such such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant

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thereto,  then in any such event,  such exercise  shall not be effective  unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Committee may also impose such restrictions on any shares sold pursuant to this Employee Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and under any blue sky or securities laws applicable to such shares.

Article 11 - Amendment, Suspension, or Termination of Employee Plan 11.1 The Board may at any time suspend or terminate the Employee Plan or may amend it from time to time in such respects as the Board may deem advisable in order that the options granted thereunder may conform to any changes in the law or in any other respect which the Board may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company representing a majority of the voting power, no such amendment shall:
               11.1.1 Except as specified in Article 9, increase the maximum number of shares for which options may be granted under the Employee Plan;
               11.1.2 Change the provisions of Article 8.1 relating to the establishment of the option price;
               11.1.3 Change the provisions of Article 8.2 relating to the expiration date of each option; or,
               11.1.4 Change the provisions of Article 11 and its subparts, relating to amendment, suspension and termination of the Employee Plan.
        11.2 Unless the Employee Plan shall theretofore have been terminated by the Board or as provided in Article 14, the Employee Plan shall terminate ten years after the effective date of the Employee Plan. No option may be granted during any suspension or after termination of the Employee Plan. Except as provided in Article 14, no amendment, suspension, or termination of the Employee Plan shall, without an optionee's consent, alter or impair any of the rights or obligations under any option theretofore granted to such optionee under the Employee Plan.

Article 12  -  Stock Reserve
        The Company shall at all times during the terms of the Employee Plan reserve and keep available such number of shares of its Stock as will be sufficient to satisfy the requirements of this Employee Plan, and shall pay all fees and expenses necessarily incurred by the Company in connection with the exercise of Options granted hereunder.

Article 13  -  Other Terms
        Any Option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Employee Plan, which are deemed necessary or desirable by the Board, the Committee or by legal counsel to the Company, and such other terms shall include those which, together with the terms of this Employee Plan, shall constitute such option as an "Incentive Stock Option" within the meaning of Section 422 of the Internal Revenue Code.


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Article 14  -  Effective Date of Employee Plan and Shareholder Approval
        The effective date of the Employee Plan is November 5, 1987; provided, however, if the Employee Plan is not approved by the shareholders of the Company representing a majority of the voting power at the next shareholders meeting or if the Employee Plan is not approved by such shareholders before October 30, 1988, the Employee Plan shall terminate and any options granted thereunder shall be void and have no force or effect.

        I hereby certify that the foregoing is a true and accurate copy of the Employee Incentive Stock Option Plan as adopted by the Board of Directors of RhoMed Incorporated at its meeting of November 5, 1987, and as approved by the Shareholders at the regular Annual Meeting held on December 30, 1987; as amended by the Board of Directors at its meetings of February 3, 1990 and November 9, 1993; and as amended by Consent to Action dated January 14, 1994, which amendment was subsequently approved by the Shareholders at the regular Annual Meeting held on February 23, 1994.


                                           --------------------------------
                                           Secretary-Treasurer




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